                  SYNTEX CORPORATION AND SUBSIDIARY COMPANIES
                   COMPUTATIONS OF EARNINGS PER COMMON SHARE
                                  (Unaudited)
                    ($ in millions except per share amounts)

                                   EXHIBIT 11


                                                                           Three Months            Nine Months
                                                                               Ended                  Ended
                                                                              April 30               April 30
                                                                              --------               --------
                                                                         1994        1993         1994      1993
                                                                         ----        ----         ----      ----
EARNINGS APPLICABLE TO COMMON STOCK:

     Net Income                                                        $    22.4   $   40.8     $  244.5   $   153.8
                                                                       =========   ========     ========   =========

EARNINGS  PER COMMON SHARE (AS REPORTED):

     Weighted average shares outstanding                                   221.1      220.9        221.0       222.9
                                                                       ---------   --------     --------   ---------

     Earnings per common share                                         $   0 .10   $   0.18     $   1.10   $    0.69
                                                                       =========   ========     ========   =========

EARNINGS  PER COMMON SHARE (ASSUMING FULL DILUTION):*

     Weighted average shares outstanding                                   221.1      220.9        221.0       222.9
     Shares contingently issuable for Stock Option Plans                     0.2        0.5          0.3         2.2
                                                                       ---------   --------     --------   ---------

     Average shares and share equivalents outstanding                      221.3      221.4        221.3       225.1
                                                                       ---------   --------     --------   ---------

     Earnings per common share                                         $   0 .10   $   0.18     $   1.10   $    0.68
                                                                       =========   ========     ========   =========


     *   This calculation is submitted in accordance with Regulation S- K item 601(b)11 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.





                                     - 15 -